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                                                                     Exhibit 5.1

                      [Letterhead of Debevoise & Plimpton]


                                                                 August 13, 2003


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

Jafra Cosmetics International, Inc.                     Distribuidora Comercial Jafra, S.A. de C.V.
2451 Townsgate Road                                     Jafra Cosmetics International, S.A. de C.V.
Westlake Village, CA  91361                             Distribuidora Venus, S.A. de C.V.
                                                        Dirsamex, S.A. de C.V.
Jafra Worldwide Holdings (Lux) S.ar.l                   Serviday, S.A. de C.V.
174 Route de Longwy                                     Cosmeticos y Fragancias, S.A. de C.V.
L 1940 Luxembourg                                       Jafra Cosmetics, S.A. de C.V.
Luxembourg                                              JafraFin, S.A. de C.V.
                                                        Blvd. Adolfo Lopez Mateos  #515
                                                        Colonia Tlacopac, 01040
                                                        Mexico, D.F.
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                       Registration Statement on Form S-4
                     of Jafra Cosmetics International, Inc.,
                  Distribuidora Comercial Jafra, S.A. de C.V.,
                  Jafra Worldwide Holdings (Lux) S.ar.l and the
                    Other Note Guarantors Referred to therein
                          (Registration No. 333-106666)


Ladies and Gentlemen:

      We have acted as special New York counsel to Jafra Cosmetics International, Inc., a Delaware corporation (the "U.S. Issuer"), Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Jafra Distribution (Mexico)") and, together with the U.S. Issuer, the "Issuers"), Jafra Worldwide Holdings (Lux) S.ar.l, a Luxembourg societe a responsibilite limitee (the "Parent") and the other Note Guarantors (as defined herein) in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (as amended to the date hereof, the "Registration Statement"), which includes a Prospectus (the "Prospectus") relating to the proposed offering of $200,000,000 aggregate principal amount of the Issuers' 10 3/4% Senior Subordinated Notes Due 2011 (the "New Notes"), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuers' outstanding 10 3/4% Senior Subordinated Notes Due 2011 (the "Existing Notes"). The New Notes are to be issued pursuant to the Indenture, dated as of May 20,
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2003, among the Parent, the Issuers and U.S. Bank National Association, as
trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of May 20, 2003 (as so supplemented, the "Indenture"), among the Parent, the Issuers, the Trustee, Jafra Cosmetics International, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Dirsamex, S.A. de C.V., Serviday, S.A. de C.V., Cosmeticos y Fragancias, S.A. de C.V., Jafra Cosmetics, S.A de C.V. an JafraFin, S.A. de C.V. (collectively, the "Subsidiary Guarantors" and together with the Parent and the Issuers, the "Note Guarantors"). The obligations of the U.S. Issuer pursuant to the New Notes are to be guaranteed by the Parent and Jafra Distribution (Mexico) (and the obligations of Jafra Distribution (Mexico) pursuant to the New Notes are to be guaranteed by the Parent, the U.S. Issuer and the Subsidiary Guarantors, pursuant to and as set forth in the Indenture (such guarantees, collectively, the "Guarantees").

      In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In all such examinations, we have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of the Issuers, the Parent, the Subsidiary Guarantors and others. With your permission, for purposes of the opinion expressed herein, we have assumed that (i) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee had and has the power and authority to enter into and perform, and has duly authorized, executed and delivered, the Indenture,
(iii) the Indenture is valid, binding and enforceable with respect to the Trustee, (iv) the New Notes will be duly authenticated by the Trustee in the manner provided in the Indenture, (v) insofar as any obligation under the Indenture or the New Notes is to be performed in, or by a party organized under the laws of, any jurisdiction outside the United States of America, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction, and (vi) the opinions expressed in the opinion letters of Ritch, Heather Y Mueller, S.C., special Mexican counsel to Jafra S.A. and the Subsidiary Guarantors and of Bonn Schmitt Steichen, special Luxembourg counsel to the Parent, of even date herewith, addressed to each of you and filed as an exhibit to the Registration Statement, are correct.

      Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:


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            Upon the execution and issuance of the New Notes by the Issuers and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Existing Notes pursuant to the exchange offer described in the Registration Statement, (i) the New Notes will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (ii) the Guarantee of each Note Guarantor will constitute the valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms.

      The foregoing opinion is limited by and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization or moratorium laws or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally and (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing, and standards of materiality.

      We express no opinion as to the effect of any Federal or state laws regarding fraudulent transfers or conveyances. We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and General Corporation Law of the State of Delaware, as currently in effect. In particular (and without limited the generality of the foregoing) we express no opinion concerning (i) the laws of any country (other than such laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any of the Issuers, the Parent, the Subsidiary Guarantors and the holders of the New Notes, or any other party to or beneficiary of any of the Indenture and the New Notes, or (ii) the effect, if any, of any law of any jurisdiction (except the State of New York) in which any holder of any New Note is located that limits the rate of interest that such holder may charge or collect. We express no opinion whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the New Notes or the Indenture or the transactions contemplated thereby.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/  DEBEVOISE & PLIMPTON


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